UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

Majestic Capital, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	98-0521707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 295-6689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On April 21, 2011, Majestic Capital, Ltd. (Majestic Capital) received a notification from the California Department of Insurance (DOI) that the DOI Insurance Commissioner (Commissioner) had placed its principal subsidiary, Majestic Insurance Company (Majestic Insurance), into conservation and rehabilitation proceedings.  The Commissioner simultaneously filed a motion seeking approval for a proposed rehabilitation plan designed to protect Majestic Insurance’s policyholders and claimants from loss due to the conservation (Rehabilitation Plan).  Under the Rehabilitation Plan, Majestic Insurance’s insurance liabilities and certain assets will be transferred to AmTrust North America, Inc. (AmTrust), which will assume responsibility for the administration and payment of all policyholder claims under Majestic Insurance’s policies.  The Rehabilitation Plan includes a Loss Portfolio Transfer Reinsurance Agreement, Sales of Renewal Rights, and an Asset Purchase Transaction.  AmTrust will also perform all of the administrative services necessary for the prompt and efficient adjustment and payment of all pending and future claims that arise under Majestic Insurance’s policies.

The conservation will not cause any disruption or delay in the delivery of workers’ compensation benefits to injured workers covered under Majestic Insurance policies. During conservation, the injured workers covered by Majestic Insurance’s policies will continue to receive benefit payments, and medical providers who care for those injured workers will continue to be paid.   The San Francisco Superior Court has set a hearing date of June 2, 2011, on the Commissioner’s motion to approve the Rehabilitation Plan.  Any party wishing to formally support, comment on or object to the motion may file papers with the court by May 16, 2011.

Majestic Capital’s management did not oppose the conservation and is cooperating with the Commissioner’s staff at the Conservation & Liquidation Office as it works to stabilize Majestic Insurance until the Rehabilitation Plan can be considered by the court and, if approved, implemented through AmTrust.  The Conservation & Liquidation Office will oversee the administration and payment of claims during conservation, and is developing a transition plan to move all policies and claims to AmTrust when the Rehabilitation Plan is approved.

On April 21, 2011, the DOI issued a press release pertaining to such conservation and rehabilitation proceedings.

Majestic Capital is furnishing Exhibit 99.1 to this Current Report in accordance with Item 8.01. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

Exhibits

99.1           Press Release issued by the California Department of Insurance dated April 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESTIC CAPITAL, LTD.
(Registrant)

Date: April 22, 2011	/s/James J. Scardino
James J. Scardino, Chief Executive Officer

Exhibit Index

99.1           Press Release issued by the California Department of Insurance dated April 21, 2011